UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________________________________
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 14, 2025
SACHEM CAPITAL CORP.
(Exact name of Registrant as specified in its charter)

New York	001-37997	81-3467779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

568 East Main Street, Branford, Connecticut	06405
(Address of Principal Executive Office)	(Zip Code)
Registrant's telephone number, including area code (203) 433-4736

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Shares, par value $.001 per share	SACH	NYSE American LLC
6.00% notes due 2026	SCCD	NYSE American LLC
6.00% notes due 2027	SCCE	NYSE American LLC
7.125% notes due 2027	SCCF	NYSE American LLC
8.00% notes due 2027	SCCG	NYSE American LLC
7.75% Series A Cumulative Redeemable Preferred Stock, Liquidation Preference $25.00 per share	SACHPRA	NYSE American LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.
On November 14, 2025, Sachem Capital Corp. (the “Company”) entered into an At Market Issuance Sales Agreement (the “Sales Agreement”) with Ladenburg Thalmann & Co. Inc. and Lucid Capital Markets, LLC, as sales agents (collectively, the “Agents”), pursuant to which the Company may offer and sell, from time to time, through the Agents shares of its 7.75% Series A Cumulative Redeemable Preferred Stock, par value $0.001 per share (the “Preferred Shares”), in accordance with the terms and conditions set forth in the Sales Agreement.
Sales of Preferred Shares, if any, made under the Sales Agreement will be made by any method permitted by law that is deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). Under the Sales Agreement, the Company will pay the Agents commissions, discounts or other forms of compensation of up to 2.5% on the sale of Preferred Shares. The Company has no obligation to sell any Preferred Shares under the Sales Agreement.
The offer and sale of the Preferred Shares will be pursuant to a prospectus supplement, dated November 14, 2025 (the “Prospectus Supplement”), to the Company’s Registration Statement on Form S-3 (File No. 333-287346) (the “Registration Statement”) declared effective by the Securities and Exchange Commission on May 30, 2025. Under the Prospectus Supplement, up to $18,450,000 of Preferred Shares may be sold from time to time through the Agents.
The Sales Agreement contains customary representations, warranties and agreements of the Company and the Agents, indemnification rights and obligations of the parties, and termination provisions. Under the terms of the Sales Agreement, the Company agreed to indemnify the Agents against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the Agents may be required to make because of those liabilities.
The foregoing description of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Sales Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 1.1 and incorporated by reference herein and into the Prospectus Supplement and accompanying base prospectus, which form a part of the Registration Statement.
This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the Preferred Shares in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.
The legal opinion, including the related consent, of Kurzman Eisenberg Corbin & Lever, LLP relating to the issuance and sale of the Preferred Shares pursuant to the Prospectus Supplement is filed as Exhibit 5.1 hereto, and incorporated by reference into the Prospectus Supplement and accompanying base prospectus, which form a part of the Registration Statement.
Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On November 13, 2025, the Company filed an amendment of the Certificate of Incorporation, as previously amended with the Department of State of the State of New York to increase the number of authorized Preferred Shares from 2,903,000 to 3,332,000 and to fix the number of the Common Shares reserved upon conversion of the Preferred Shares at 83,300,000 (the “Charter Amendment”). Except as otherwise set forth in the prior sentence, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, or terms or conditions of redemption of the Preferred Shares are unchanged.
The foregoing description of the Charter Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Charter Amendment, a copy of which is attached to this Current Report on Form 8-K as Exhibit 3.1(f) and is incorporated herein by reference and into the Prospectus Supplement and the related base prospectus, which forms a part of the Registration Statement.

Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
1.1	At Market Issuance Sales Agreement, dated November 14, 2025, between Sachem Capital Corp., Ladenburg Thalmann & Co. Inc., and Lucid Capital Markets, LLC.

3.1(f)	Certificate of Amendment of the Certificate of Incorporation of Sachem Capital Corp. filed on November 13, 2025.

5.1	Opinion of Kurzman Eisenberg Corbin & Lever, LLP.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sachem Capital Corp.

Dated: November 18, 2025	By:	/s/ John L. Villano
John L. Villano, CPA
President and Chief Executive Officer
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